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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                             AUDIO BOOK CLUB, INC.
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           ---------------------------------------------------------
                                 (present name)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

         ARTICLE I, which is hereby amended to change the name of the corporation, shall read as follows:

                  "The name of the corporation shall be:

                           MediaBay, Inc."


















SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


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THIRD: The date of each amendment's adoption: September 27, 1999

FOURTH: Adoption of Amendment(s) (CHECK ONE)

         |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                           "The number of votes cast for the amendment(s)
                            was/were sufficient for approval by ______________ ________________________________________________ ."
                                             voting group

         |_| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

         |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 27 day of September, 1999.

Signature                         /s/ Norton Herrick
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                  (By the Chairman or Vice Chairman of the Board of Directors,
                  President or other officer if adopted by the shareholders)

                                               OR

                           (By a director if adopted by the directors)

                                               OR

                      (By an incorporator if adopted by the incorporators)



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